UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite
350 Research Triangle Park,

Durham, NC 27703

(Address of principal executive offices)

(zip code)

(919) 941-5206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if

changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Notes

On May 15, 2017, Icagen, Inc., a Delaware corporation (the “Parent”), and its wholly owned subsidiary, Icagen-T, Inc. (“Icagen-T”), a Delaware corporation ( “Icagen-T”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with GPB Debt Holdings II, LLC (the “Purchaser”), pursuant to which (i) the Parent issued to the Purchaser for an aggregate purchase price payable in cash to the Parent of $1,920,000, before reimbursement of expenses: (a) a Senior Secured Convertible Note in the aggregate principal amount of $2,000,000 (the “Parent Note”), which Parent Note is convertible into the Parent’s shares of common stock, $0.001 par value per share (“Common Stock”) at a conversion price of $3.50 per share, and (b) a warrant to purchase initially up to 857,143 shares of Common Stock (the “Warrant”) (the shares of Common Stock issuable pursuant to the terms of the Warrant, including, without limitation, upon exercise or otherwise, collectively, the “Warrant Shares”) in accordance with the terms of the Warrant; and (ii) Icagen-T issued to the Purchaser for an aggregate purchase price payable in cash to Icagen-T of $7,680,000, before reimbursement of expenses, a Senior Secured Convertible Note of Icagen-T (the “Icagen-T Note” and together with the Parent Note, the “Notes”), in the aggregate principal amount of $8,000,000, which Icagen-T Note is convertible into shares of Common Stock of the Parent at a conversion price of $3.50 per share (the shares of Common Stock issuable pursuant to the terms of the Icagen-T Note and the Parent Note, including without limitation, upon conversion or otherwise, collectively, the “Parent Conversion Shares”) in accordance with Icagen-T Note and the Parent Note.

Each Note was issued with a four (4%) percent original issue discount. The Notes have a maturity date of May 15, 2020 (the “Maturity Date”) and bear interest at a rate equal to 13% per annum (which interest rate is increased to 18% per annum upon the occurrence of an Event of Default (as defined in the Notes) (the “Interest”). The Purchaser may elect to have the Parent and/or Icagen-T redeem the respective Note upon the occurrence of certain events, including upon certain Events of Default (as defined in the Notes). The Notes contain customary Events of Default.

In addition, any time after issuance, so long as no Event of Default has occurred and/or is continuing, the Parent and Icagen-T, respectively, has the right to redeem all or part of the Conversion Amount (as defined below) of each Note then outstanding (the “Company Optional Redemption Amount”), with a minimum prepayment amount of $500,000, at any time upon five (5) business days’ notice to the Purchaser by paying an amount in cash equal to a range between 101% and 103% of the Conversion Amount being redeemed if paid in full and if an Event of Default has occurred and is continuing the Purchaser has the right to require the Company to redeem the Conversion Amount for an amount of cash equal to a range between 116% and 118% of the Conversion Amount being redeemed. The “Conversion Amount” means the sum of (a) the portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made, (b) all accrued and unpaid Interest with respect to such portion of such principal, (c) all accrued and unpaid late charges with respect to such portion of such principal and such Interest, if any, and (d) all other amounts due hereunder.

The Notes contain certain covenants, such as restrictions on the incurrence of indebtedness, the existence of liens, the payment of restricted payments, redemptions, the payment of cash dividends and the transfer of assets. If the Parent fails to timely deliver the shares underlying the Notes, it will be subject to certain buy-in provisions.

In addition, pursuant to the Securities Purchase Agreement, the Parent and Icagen-T have agreed to provide certain registration rights with respect to the Conversion Shares underlying the Icagen-T Note and, if Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), is unavailable, for the Warrant Shares and Parent Conversion Shares underlying the Parent Note.

In addition, pursuant to the Notes, neither the Parent nor Icagen-T shall enter into or be party to a Fundamental Transaction (as defined in the Notes) unless (i) the Successor Entity (as defined in the Notes) assumes in writing all of the obligations of the Parent, Icagen-T and each Subsidiary (the “Subsidiaries”) under the Notes and the other Transaction Documents (as defined in the Notes) pursuant to written agreements in form and substance reasonably satisfactory to the Purchaser and approved by the Purchaser prior to such Fundamental Transaction, including agreements to deliver to the Purchaser in exchange for this Note and securities of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes (which, for the avoidance of doubt, shall not include any terms or conditions less favorable to the Purchaser in any material respect than the terms and conditions set forth in the Notes), including, without limitation, having principal amounts, interest rates and late charges equal to the payment rights and amounts, principal amounts then outstanding, the interest rates and late charges in the Notes as well as having the conversion rights, redemption rights, rankings, Events of Default the same as in the Notes and satisfactory to the Purchaser, and (ii) the Successor Entity is a trading issuer whose common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and is quoted and/or listed for trading on a Qualifying Market (as defined in the Notes).

The Notes also contain certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization and sales of securities below the conversion price of the Notes.

In addition, subject to limited exceptions, a holder of the Parent Note and Icagen-T Note will not have the right to convert any portion of such note if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its conversion (the “Beneficial Ownership Limitation”).  A holder of the Parent Note and Icagen-T Note may adjust the Beneficial Ownership Limitation upon not less than 61 days’ prior notice to the Parent, provided that such Beneficial Ownership Limitation in no event shall exceed 9.99%.

The Parent intends to use the proceeds from this financing to repay $1,500,000 aggregate principal amount of 8% notes sold by the Parent in an April 2017 bridge financing and all accrued but unpaid interest thereon, and the balance for general corporate and working capital purposes, including payments in the amount of $500,000 owed by the Parent pursuant to the terms of a settlement agreement (the “Settlement Agreement”), and Icagen-T intends to use the net proceeds from the purchase price paid to Icagen-T for general corporate and working capital purposes of Icagen-T; provided, however, neither the Parent nor Icagen-T will use any of their respective net proceeds for (a) the repayment of any Indebtedness other than Permitted Indebtedness (as defined in the Notes), (b) the redemption or repurchase of any securities of the Parent, Icagen-T and the Subsidiaries, or (c) except for the payments pursuant to the Settlement Agreement, the settlement of any outstanding litigation; provided, further, Icagen-T will not use any of such proceeds in violation of its arrangements with Sanofi US Services, Inc.

The Purchaser was reimbursed for legal and due diligence fees and expenses from this private placement.

Warrant

The Parent issued the Warrant to the Purchaser at an initial exercise price of $3.50 per share (subject to applicable adjustments) (the “Exercise Price”). The Warrant expires on May 15, 2022.

In addition, subject to limited exceptions, a holder of the Warrant will not have the right to exercise any portion of the Warrant if such holder, together with its affiliates, would beneficially own in excess of the Beneficial Ownership Limitation.  A holder of the Warrant may adjust the Beneficial Ownership Limitation upon not less than 61 days’ prior notice to the Parent, provided that such Beneficial Ownership Limitation in no event shall exceed 9.99%.

The Warrant also contain certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization and issuances of securities at prices below the conversion price or similar transactions.

If, at the time a holder exercises its Warrant, there is no effective registration statement registering available for an issuance of the shares underlying the Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to the Parent upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrant. If the Parent fails to timely deliver the shares underlying the Warrant, it will be subject to certain buy-in provisions.

The Warrant also provides that the Parent will not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity (as defined in the Warrant) assumes in writing all of the obligations of the Parent under the Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) pursuant to written agreements in form and substance satisfactory to the Purchaser, including agreements to deliver to the Purchaser in exchange for the Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrant; (ii) the Parent or the Successor Entity (as the case may be) agrees at the election of the Parent or the Successor Entity (as the case may be) to purchase the Warrant from the Purchaser by paying to the Purchaser cash in an amount equal to the Black Scholes Value (as defined in the Warrant); or (iii) the Purchaser, at its election, requires the Parent or the Successor Entity (as the case may be) to purchase the Warrant from the Purchaser by paying to the Purchaser cash in an amount equal to the Black Scholes Value.

Security and Pledge Agreements, Guaranties and Deed of Trust

The Parent Note is secured by a security interest in all of the existing and future assets of the Parent and the Domestic Subsidiaries (as defined in the Parent Security Agreements) (other than Icagen-T), including a pledge of all of the capital stock of each of the Domestic Subsidiaries (other than Icagen-T), subject to existing security interests (the “Parent Collateral”), for the benefit of the Purchaser, to secure the Parent’s obligations under the Parent Note, as evidenced by (i) a security and pledge agreement (the “Parent Security Agreement”), and (ii) a guaranty executed by each Domestic Subsidiary (other than Icagen-T) (the “Parent Guaranty”) pursuant to which the Domestic Subsidiaries (other than Icagen-T) guarantees all obligations of the Parent under the Transaction Documents.

The Icagen-T Note is secured by a security interest in all of the existing and future assets of the Parent, Icagen-T and the other Domestic Subsidiaries (as defined in the Icagen-T Security Agreement), including a pledge of all of the capital stock of each of the Domestic Subsidiaries (other than Icagen-T), subject to existing security interests (“Icagen-T Collateral” and together with the Parent Collateral, the “Collateral”), for the benefit of the Purchaser, to secure Icagen-T’s obligations under the Icagen-T Note, as evidenced by (i) a security and pledge agreement (the “Icagen-T Security Agreement”), and (ii) a guaranty executed by the Parent and each Domestic Subsidiary (other than Icagen-T) (the “Icagen-T Guaranty”) pursuant to which the Parent and the Domestic Subsidiaries (other than Icagen-T) guarantees all of the obligations of Icagen-T under the Transaction Documents.

In addition, the Parent and Icagen-T entered into a Subordinated Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement (the “Deed of Trust”) with the trustee named therein and the Purchaser as beneficiary, securing all of Icagen-T’s obligations to the Purchaser by a senior priority security interest in the Property/Facilities (as defined in the Deed of Trust), which is subordinated only to a Deed of Trust entered into with Sanofi US Services, Inc. The Parent and Icagen-T also executed an Affidavit of Confession of Judgment to secure their obligations under the Parent Note and Icagen-T Note.

Upon an Event of Default (as defined in the Notes), the Purchaser may, among other things, collect or take possession of the Parent Collateral or Icagen-T Collateral, as the case may be, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral. Each of the Subsidiaries has also guaranteed all of the Parent’s obligations under the Note pursuant to the terms of the Parent Guaranty and the Icagen-T Guaranty.

The foregoing description of the terms of the Parent Note, the Icagen-T Note, the Securities Purchase Agreement, the Parent Security Agreement, the Icagen-T Security Agreement, the Parent Guaranty, Icagen-T Guaranty, the Warrant, the Deed of Trust and Affidavit of Confession of Judgment do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K.

The transactions contemplated by the Securities Purchase Agreement closed and funded on May 15, 2017.

Settlement and Release Agreement

On May 11, 2017, the Parent entered into a Settlement and Release Agreement (the “Agreement”) with Dentons US LLP (“Dentons”) relating to disputes arising between them under a Settlement and Release Agreement, dated July 5, 2013 (the “2013 Settlement Agreement”), a judgment thereafter obtained by Dentons on May 7, 2014 in the Circuit Court of Cook County, Illinois, Lawsuit based upon the 2013 Settlement in the amount of Three Million and Fifty Thousand Dollars ($3,050,000) (the “Judgment”), and a lawsuit filed by the Parent in San Francisco Superior Court (the “California Lawsuit”) in or about April 2014 against Dentons. In connection with the Agreement, the Parent has agreed to pay Dentons the sum of One Million Four Hundred Thousand Dollars ($1,400,000) over a fourteen month period of which: (i) $250,000 is due no later than May 15, 2017; and (ii) $250,000 is due no later than June 1, 2017 or the date of the closing of a debt financing by the Parent, whichever is sooner. In addition, to secure its obligations under the Agreement, the Parent executed and delivered to Dentons a Confession of Judgment Affidavit in Support of Confession of Judgment (the “Confession of Judgment”) in the amount of $3,891,549.32, representing the amount of the Judgment that had been obtained plus the costs of suit and interest accrued through May 15, 2017. The Confession of Judgment is not to be filed unless the Parent defaults on its obligations under the Agreement and it will be returned to the Parent upon payment in full under the Agreement. The Agreement included mutual releases of claims each party had against the other and the parties also agreed to dismiss the litigation between them with prejudice; provided, that Dentons’ obligations commence after it has received $500,000 of the payments from the Parent described above. The foregoing description of the Agreement and Confession of Judgment are qualified in its entirety to the full text of the Agreement and Confession of Judgment, copies of which are filed as Exhibit 10.9, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 2.03.

Item 3.02.   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Notes and the Warrant were, and any shares of Common Stock underlying the Notes and Warrant will be, issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Purchaser represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Notes and Warrant and any shares of Common Stock underlying the Notes and Warrant have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy Notes, Warrants or shares of Common Stock or any other securities of the Parent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 4.1	Senior Secured Convertible Note, dated May 15, 2017, issued by Icagen, Inc.

Exhibit 4.2	Senior Secured Convertible Note, dated May 15, 2017, issued by Icagen-T, Inc.

Exhibit 10.1*	Securities Purchase Agreement, dated May 15, 2017, by and among Icagen, Inc., Icagen-T, Inc., and GPB Debt Holdings II, LLC

Exhibit 10.2	Parent Security and Pledge Agreement, dated May 15, 2017, by and among Icagen, Inc., each of the Parent’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent)

Exhibit 10.3	Icagen-T Security and Pledge Agreement, dated May 15, 2017, by and among Icagen, Inc., Icagen-T, Inc., each of their Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent)

Exhibit 10.4	Guaranty of Obligations of Parent, dated May 15, 2017, by and among each of Icagen, Inc.’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent)

Exhibit 10.5	Guaranty of Obligations of Icagen-T, dated May 15, 2017, by and among Icagen, Inc., each of Icagen-T, Inc.’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent)

Exhibit 10.6	Warrant, dated May 15, 2017, issued by Icagen, Inc.

Exhibit 10.7	Subordinated Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement, dated May 15, 2017, by and among Icagen-T, Inc., GPB Debt Holdings II, LLC and the Trustee named therein

Exhibit 10.8	Confession of Judgment Affidavit in Support of Confession of Judgment

Exhibit 10.9*	Settlement and Release Agreement, dated May 11, 2017, by and between the Company and Dentons US LLP

 * Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2017	ICAGEN, INC.

	By:	/s/ Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer